As filed with the Securities and Exchange Commission on August 10, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TYME TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3864597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

44 Wall Street, 12th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Tyme Technologies, Inc.:

2016 Stock Option Plan for

Non-Employee Directors;

and

2015 Equity Incentive Plan

(Full title of the plan)

Steve Hoffman

Chief Executive Officer

TYME TECHNOLOGIES, INC.

44 WALL STREET – 12TH FLOOR

NEW YORK, NY 10005-2433

Telephone: (646) 205-1603

(Name and address of agent for service)

(646) 205-1603

(Telephone number, including area code, of agent for service)

Copies to:

Brian J. Lynch, Esq.

Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103

(215) 988-1119

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.0001 per share (“Common Stock”), to be issued under the 2015 Equity Incentive Plan (the “2015 Plan”)	10,000,000	$4.26 (2)	$42,600,000	$4,937.34
Common Stock to be issued under the 2016 Stock Option Plan for Non-Employee Directors (the “2016 Plan,” and together with the 2015 Plan, the “Plans”)	750,000	$4.26 (2)	$3,195,000	$370.30
TOTAL	10,750,000	$4.26 (2)	$45,795,000	$5,307.64

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of Tyme Technologies, Inc., a Delaware corporation (the “Registrant”), that become issuable under the Registrant’s 2015 Plan or 2016 Plan by reason of any stock dividend, extraordinary dividend, other distribution (whether in the form of cash, stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, subdivision, combination, repurchase, share exchange, sale of assets, reclassification or similar change in the capital structure of the Registrant or other similar transaction or event without consideration that increases the number of the outstanding shares of the Common Stock.
(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $4.26 per share, based upon the average of the high and low trading price as of August 8, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in this Part I is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the General Instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the SEC on June 12, 2017 as amended by Form 10-K/A filed with the SEC on July 28, 2017;

(b)	Our Current Report on Form 8-K/A filed with the SEC on March 31, 2017, April 17, 2017, and July 13, 2017 and our Current Reports on Form 8-K filed with the SEC on April 4, 2017, June 15, 2017 and August 2, 2017; and

(c)	The description of our capital stock in our Form 8-A filed with the SEC on July 27, 2017.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the Common Stock offered pursuant to this Registration Statement has been passed upon for the Registrant by Drinker Biddle & Reath LLP, outside counsel to the Registrant (“DBR”).

As of the date of this Registration Statement, James Biehl, a partner of DBR and a director of the Registrant, was eligible to receive awards in accordance with the objective standards of the 2016 Stock Option Plan for Non-Employee Directors.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. The provisions of our Amended and Restated Certificate of Incorporation eliminate the personal liability of directors of the Company to the extent set forth in the DGCL. Our Amended and Restated Certificate of Incorporation is filed as an exhibit herewith, and applicable amendments thereto are incorporated herein by reference to prior filings.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers against expenses (including attorneys’ fees actually and reasonably incurred), judgments, fines and settlements, in connection with any action, suit or proceeding (other than derivative actions), whether civil, criminal, administrative or investigative, if it is determined that such person acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, had no reasonable cause to believe that his or her conduct was unlawful. In a derivative action brought by or in the right of the corporation, the DGCL permits indemnification of any such person if he or she acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation, but no indemnification may be given where such person has been found to be liable to the corporation unless (and only to the extent that) a court determines that despite such finding of liability, such person is fairly and reasonably entitled to indemnification against such expenses which the court deems proper. Our By-Laws provides for indemnification of our directors and officers to the fullest extent permitted by the DGCL, and further permit the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL. Our Amended and Restated Certificate of Incorporation contains provisions which provide for indemnification of certain persons (including officers and directors).

We maintain insurance that generally insures our officers and directors and the officers and directors of our subsidiaries (as defined in the insurance policy) against liabilities incurred in their professional capacities, and insures us with respect to amounts to which officers and directors become entitled as indemnification payments from us, subject to certain specified exclusions and deductible and maximum amounts. We also maintain an insurance policy that protects, among others, certain of our officers and directors and certain of the officers and directors of our subsidiaries against liabilities incurred for certain breaches of fiduciary duty with respect to their performance of certain duties and responsibilities, subject to certain specified exclusions and deductible and maximum amounts.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 19, 2014.

4.2	By-Laws of the Registrant, incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 19, 2014.

5.1	Opinion of Drinker Biddle & Reath LLP. *

10.1	2015 Equity Incentive Plan of the Registrant, incorporated by reference from Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 11, 2015.

10.2	Amendment No. 1 to the 2015 Equity Incentive Plan of the Registrant, incorporated by reference from Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2016.

10.3	2016 Stock Option Plan for Non-Employee Directors of the Registrant, incorporated by reference from Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2016.

23.1	Consent of WithumSmith+Brown, PC – Independent Registered Public Accounting Firm. *

23.2	Consent of Grant Thornton LLP – Independent Registered Public Accounting Firm. *

23.3	Consent of Drinker Biddle & Reath LLP (contained in Exhibit 5.1). *

24.1	Power of Attorney (contained in the signature pages of this Registration Statement). *

*	Filed with this Registration Statement.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 8, 2017.

TYME TECHNOLOGIES, INC.

By:	/s/ Steve Hoffman
Steve Hoffman, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of the Registrant do hereby constitute and appoint Steve Hoffman, Michael Demurjian and Ben R. Taylor, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on August 8. 2017.

Signature	Title
/s/ Steve Hoffman	Chief Executive Officer and Director (Principal Executive Officer)
Steve Hoffman

/s/ Michael Demurjian	Chief Operating Officer and Director
Michael Demurjian

/s/ Ben R. Taylor	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Ben R. Taylor

/s/ Dr. Gerald Sokol	Director
Dr. Gerald Sokol

/s/ Paul L. Sturman	Director
Paul L. Sturman

/s/ David Carberry	Director
David Carberry

/s/ Timothy C. Tyson	Director
Timothy C. Tyson

/s/ James Biehl	Director
James Biehl

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 19, 2014.

4.2	By-Laws of the Registrant, incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 19, 2014.

5.1	Opinion of Drinker Biddle & Reath LLP. *

10.1	2015 Equity Incentive Plan of the Registrant, incorporated by reference from Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 11, 2015.

10.2	Amendment No. 1 to the 2015 Equity Incentive Plan of the Registrant, incorporated by reference from Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2016.

10.3	2016 Stock Option Plan for Non-Employee Directors of the Registrant, incorporated by reference from Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2016.

23.1	Consent of WithumSmith+Brown, PC – Independent Registered Public Accounting Firm. *

23.2	Consent of Grant Thornton LLP – Independent Registered Public Accounting Firm. *

23.3	Consent of Drinker Biddle & Reath LLP (contained in Exhibit 5.1). *

24.1	Power of Attorney (contained in the signature pages of this Registration Statement). *

*	Filed with this Registration Statement.